Exhibit 10.1

SEPARATION AGREEMENT AND GENERAL RELEASE

This Separation Agreement and General Release (the “Separation Agreement”) is entered into by and among Michael Porcelain (“Executive”), and Comtech Telecommunications Corp. (the “Company”) as of August 9, 2022.

WHEREAS, Executive has been employed by the Company, most recently as its Chief Executive Officer pursuant to that certain Employment Agreement effective as of December 31, 2021 (the “Employment Agreement”);

WHEREAS, Executive and the Company are party to that certain Change-In-Control Agreement dated July 31, 2021 (the “CIC Agreement”);

WHEREAS, Executive and the Company are party to that certain Indemnification Agreement, dated March 7, 2007 (the “Indemnification Agreement”);

WHEREAS, Executive has informed the Company’s Board of Directors that he intends to resign as an employee, director and officer of the Company; and

WHEREAS, the Company and Executive desire to part amicably and to fully and finally resolve any claims Executive has or could have in relation to the Company and its stockholders, officers, directors, employees, agents and attorneys, and their respective successors, assigns, heirs and representatives (collectively, the “Released Parties”), in exchange for the separation benefits set forth herein.

NOW, THEREFORE, FOR AND IN CONSIDERATION of good and valuable consideration set forth below, the receipt and sufficiency of which are hereby acknowledged by each party, the Company and Executive agree as follows.

1. Separation. Executive agrees that as of August 9, 2022 (the “Separation Date”), Executive’s employment shall terminate as result of Executive’s resignation and Executive shall be separated from all roles, offices, and positions with the Company and any of its affiliates, including as a member of the board of directors of the Company, in each case, as of the Separation Date. Effective on the Separation Date, Executive shall also resign from and relinquish any other titles, offices, directorships, and authority related to his employment with the Company, and shall not from the Separation Date take any actions on behalf of the Company or any of its Affiliates (including acting as an agent of the Company Group), and Executive agrees to execute any other documentation reasonably necessary to effectuate such resignation(s) and action(s).

2. Separation Benefits. Provided that Executive accepts and executes this Agreement, executes the General Release attached hereto as Exhibit A (the “Release”) within 21 days of the Separation Date and does not revoke such General Release, and complies with the terms of this Agreement, the Company will provide to Executive the separation payments and benefits described in Section 3(g) of the CIC Agreement (the “Separation Benefits”), at the times and in the manner set forth in the CIC Agreement, notwithstanding any condition stated therein regarding the timing or method of the termination of Executive’s employment; provided, however, that if a Change In Control (as defined in the CIC Agreement) occurs on or before November 7, 2022, Executive’s Separation Benefits shall be those described in Section 3(b) of the CIC Agreement and subject to such modification as set forth in Section 3(c) of the CIC Agreement. For the avoidance of doubt, the parties acknowledge that the calculation of the aggregate gross amount of cash severance payable to Executive pursuant to Section 3(g) of the CIC Agreement is $3,431,552.00. Executive acknowledges and agrees that any payments to him shall be less any applicable taxes and withholdings, that the Company shall have no liability for any taxes related to the Executive’s receipt of any of these amounts, and that, upon the payment to him of the Separation Benefits and any base salary and any accrued but unused vacation or unrestricted sick days owed to him as of the Separation Date, Executive shall have no further rights or benefits owed to him by the Company or any of its Affiliates, whether under the Employment Agreement, the CIC Agreement, or otherwise; provided, however, that this Agreement shall have no effect whatsoever upon any and all obligations of the Released Parties to defend, indemnify, hold harmless or reimburse Executive under the Indemnification Agreement, and/or under applicable law and/or under the respective charters and by-laws of the Released Parties, and/or pursuant to insurance policies, if any, for acts or omissions in Executive’s capacity as a director, officer and/or employee thereof, or upon any and all rights Executive may have to vested or accrued benefits or entitlements under and in accordance with any applicable plan, agreement, program, award, policy or arrangement of a Released Party.

3. General Release. Executive understands and agrees that, in order to receive the consideration described in Section 2, he must execute and return the General Release attached as Exhibit A within 21 days of the Separation Date and not revoke the same (as described therein).

4. Continuing Obligations. Subject to the exceptions set forth in Section 5 of this Agreement, Executive acknowledges and agrees that the execution of this Agreement does not alter his obligations to the Company under any confidentiality, invention assignment, non-competition, non-solicitation or similar agreement or arrangement to which he is a party, which obligations are hereby incorporated into this Agreement as if fully set forth herein. Executive reaffirms and ratifies such continuing obligations to the Company pursuant to such agreements or arrangements, including, without limitation, those restrictions set forth in Section 7 of the Employment Agreement and Section 5 of the CIC Agreement, and acknowledges that his obligations therein survive the termination of his employment with the Company; provided, however, that the parties agree that Executive may request a waiver of any non-competition obligations in connection with any specific employment opportunity offered to Executive and the Company shall respond to such request within five (5) business days and shall not unreasonably withhold its consent to such waiver request. Executive further hereby acknowledges that his continued compliance with such restrictions is a condition of his receiving the payments and benefits set forth in this Agreement, such that, upon any breach of any such covenants, the Company shall, in addition to any other remedies it may have at law or in equity (including pursuant to the recoupment provisions of the CIC Agreement), be entitled to cease payment of any monies not already paid to Executive hereunder.

5. Exceptions. Executive acknowledges and agrees that nothing in this Agreement or in any agreement between him and the Company prohibits or limits him (or his attorney) from initiating communications directly with, responding to any inquiry from, volunteering information to, or providing testimony before, the Securities and Exchange Commission (SEC), the Department of Justice, FINRA, any other self-regulatory organization, or any other governmental, law enforcement, or regulatory authority, regarding this Agreement and its underlying facts and circumstances, or any reporting of, investigation into, or proceeding regarding suspected violations of law, and that he is not required to advise or seek permission from the Company before engaging in any such activity. Executive further acknowledges that, in connection with any such activity, he must inform such authority of the confidential nature of any confidential information that he provides, and that he is not permitted to disclose any information that is protected by the attorney-client privilege or any other privilege belonging to the Company, as the Company does not waive and intends to preserve such privileges.

6. Non-Disparagement. Subject to the exceptions set forth in Section 5 of this Agreement, Executive agrees that he will refrain from disparaging, whether orally, in writing or in other media, the Company, the Released Parties, and the products and/or services of each of them. The Company agrees: (a) that it shall not publish any official statement on behalf of the Company that disparages Executive or Executive’s employment performance; and (b) to instruct its officers and directors to refrain from disparaging, whether orally, in writing or in other media, Executive or Executive’s employment performance.

7. Return of Company Property. By his signature below, Executive represents and warrants that he has returned all of the Company’s property in his possession, including, without limitation, electronically-stored information or data, reports, customer lists, files, memoranda, records, credit cards, keys, passwords, computers, software, telecommunication equipment, and other physical or personal property that he received, prepared, or helped prepare in connection with his employment. Executive agrees that, in the event that Executive subsequently discovers any Company property in Executive’s possession, Executive agrees to promptly return such property to the Company (or its designee). Notwithstanding the foregoing, the Company and Executive agree to cooperate to facilitate the removal of all Company data from the Company mobile phone used by Executive, according to any method reasonably selected by the Company, and, further, to reasonably cooperate to facilitate Executive’s retention of the Company mobile phone and its associated phone number; provided, that, to the extent that any confidential information of the Company cannot be fully removed from such device, Executive agrees to hold any such information in confidence (subject to the exceptions set forth in Section 5).

8. Cooperation. Executive agrees to make himself reasonably available to, and to cooperate with the Company in, any internal investigation or administrative, regulatory, or judicial proceeding or arbitration. Executive understands and agrees that his reasonable cooperation includes, but is not limited to, making himself available to the Company upon reasonable notice for interviews and factual investigations; appearing at the Company’s request to give testimony without requiring service of a subpoena or other legal process; volunteering to the Company pertinent information; and turning over all relevant documents which are or may come into his possession. The term “cooperation” does not mean that Executive must provide information that is favorable to the Company; it means only that Executive will provide truthful information within his knowledge and possession upon request of the Company. Executive understands that, in the event the Company asks for his cooperation in accordance with this provision, the Company will reimburse him for reasonable travel expenses provided that Executive submits to the Company appropriate documentation of such expenses within thirty (30) calendar days after such expenses are incurred (provided that such proceeding was not initiated by Executive and does not otherwise concern any claims by Executive against the Company or the Released Parties).

9. Attorneys’ Fees. The Company agrees that it shall be responsible to pay Executive’s reasonable attorney’s fees, expenses and disbursements in any action to recover any amounts due him or obtain other relief under this Agreement or in any action relating to a breach by the Company of this Agreement within 20 days after the receipt by the Company of a statement or statements requesting such payment (including payment of any retainers or advances required). The Company further agrees to pay the reasonable cost of Executive’s legal fees incurred in connection with the negotiation of this Agreement, up to a maximum of $15,000, within thirty (30) days of Executive’s submission to the Company of appropriate documentation of the amount of such fees.

10. 409A. It is intended that any amounts payable under this Agreement will be exempt from or comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the treasury regulations relating thereto, and this Agreement shall be interpreted and construed accordingly. Any reimbursement payable to Executive pursuant to this Agreement shall in no event be paid later than the last day of the calendar year following the calendar year in which Executive incurred the reimbursable expense. Any amount of expenses eligible for reimbursement or in-kind benefit provided during a calendar year shall not affect the amount of expenses eligible for reimbursement or in-kind benefit to be provided during any other calendar year. The right to reimbursement or to an in-kind benefit pursuant to this Agreement shall not be subject to liquidation or exchange for any other benefit.

11. No Admissions. Both parties agree that neither this Agreement, nor the furnishing of the consideration for this Agreement, shall be deemed or construed at any time to be an admission by the Company, any Released Party, or Executive of any improper or unlawful conduct.

12. Assignment. This Agreement may be assigned to any affiliate or any person who, whether by merger, purchase, or otherwise, acquires all or substantially all of the assets, stock or business of the Company or of any discrete portion thereof. Executive may not assign this Agreement.

13. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

14. Choice of Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to any conflict of law or choice of law provisions thereof.

15. Entire Agreement. This Agreement is the entire agreement between Executive and the Company with respect to the matters addressed herein, including the agreements incorporated by reference herein (including, without limitation, the Indemnification Agreement and the provisions of the CIC Agreement that survive). The Company makes no representations regarding its relationship with or obligations to Executive, or as to the tax consequences of Executive’s entering into this Agreement, and none it may have made in the past survive, except as set forth in this Agreement. Executive expressly agrees that the Company shall have no liability to him for any tax or penalty imposed on him as a result of this Agreement. This Agreement supersedes all existing agreements, whether written or oral, between Executive and the Company concerning his employment, except that Executive remains bound by certain obligations incorporated herein by reference as described in Section 4 of this Agreement.

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16. Amendment. This Agreement cannot be amended, supplemented, or modified nor may any provision hereof be waived, except by a written instrument executed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought.

IN WITNESS WHEREOF, the parties have executed this Agreement on the latest date set forth below.

COMTECH TELECOMMUNICATIONS CORP.

By:	/s/ Ken Peterman	8/9/2022
Name:	Ken Peterman	Date
Its:	Chairman of the Board and CEO

MICHAEL PORCELAIN

/s/ Michael Porcelain		8/9/2022
Date

Exhibit A

GENERAL RELEASE

For good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, I, for myself and my successors, assigns, heirs and representatives (each, a “Releasing Party”), hereby release and forever discharge Comtech Telecommunications Corp. (the “Company”), its stockholders, officers, directors, employees, agents and attorneys, and their respective successors, assigns, heirs and representatives (each, a “Released Party”), individually and collectively, from any and all claims, demands, causes of action, liabilities or obligations, known or unknown, pending or not pending, liquidated or not liquidated, of every kind and nature whatsoever (collectively, the “Released Claims”) which the Releasing Party has, has had or may have against any one or more of the Released Parties arising out of, based upon or in any way, directly or indirectly, related to the Company’s business, my employment with the Company or the termination of such employment; provided, however, that this General Release shall have no effect whatsoever upon: (a) the Company’s obligations to provide the payments and benefits set forth in the Separation Agreement and General Release dated August 9, 2022 (the “Separation Agreement”), or the rights of the undersigned to enforce such obligations; (b) any and all obligations of the Released Parties to defend, indemnify, hold harmless or reimburse the undersigned under the Indemnification Agreement between the Company and the undersigned, and/or under applicable law and/or under the respective charters and by-laws of the Released Parties, and/or pursuant to insurance policies, if any, for acts or omissions in the undersigned’s capacity as a director, officer and/or employee thereof; and (c) any and all rights the undersigned may have to vested or accrued benefits or entitlements under and in accordance with any applicable plan, agreement, program, award, policy or arrangement of a Released Party.

The Released Claims include, without limitation, (a) all claims arising out of or relating to breach of contract, the Fair Labor Standards Act, the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the National Labor Relations Act, the Americans with Disabilities Act, the Employee Retirement Income Security Act and/or any other federal, state or local statute, law, ordinance, regulation or order as the same may be amended or supplemented from time to time, (b) all claims for back pay, lost benefits, reinstatement, liquidated damages, punitive damages, and damages on account of any alleged personal, physical or emotional injury, and (c) all claims for attorneys’ fees and costs.

I agree that I am voluntarily executing this General Release. I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the Age Discrimination in Employment Act of 1967 and that the consideration given for the waiver and release is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the Age Discrimination in Employment Act of 1967, that: (a) my waiver and release specified herein does not apply to any rights or claims that may arise after the date I sign this General Release or my rights under the Separation Agreement; (b) I have the right to consult with an attorney prior to signing this General Release; (c) I have twenty-one (21) days to consider this General Release (although I may choose to sign it earlier); (d) I have seven (7) days after I sign this General Release to revoke it; and (e) this General Release will not be effective until the date on which the revocation period has expired, which will be the eighth day after I sign this General Release, assuming I have returned it to the Company by such date.

Michael Porcelain

Date: